Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of SecureWorks Corp. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 13, 2017

CENTERVIEW CAPITAL TECHNOLOGY FUND (DELAWARE), L.P.
By: Centerview Capital Technology Fund GP (Delaware), L.P.
Its: General Partner
By: Centerview Capital Technology Ltd.
Its: Ultimate General Partner

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director

CENTERVIEW CAPITAL TECHNOLOGY FUND -A (DELAWARE), L.P.
By: Centerview Capital Technology Fund GP (Delaware), L.P.
Its: General Partner
By: Centerview Capital Technology Ltd.
Its: Ultimate General Partner

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director

CENTERVIEW CAPITAL TECHNOLOGY EMPLOYEE FUND, L.P.
By: Centerview Capital Technology Fund GP (Delaware), L.P.
Its: General Partner
By: Centerview Capital Technology Ltd.
Its: Ultimate General Partner

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director

CENTERVIEW CAPITAL TECHNOLOGY FUND GP (DELAWARE), L.P.
By: Centerview Capital Technology Ltd.
Its: Ultimate General Partner

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director

CENTERVIEW CAPITAL TECHNOLOGY LTD.

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director